Exhibit 10.11.1

CONFIDENTIAL TREATMENT REQUESTED

MSA No.: MSAX063015TPS

MASTER SERVICES AGREEMENT

BETWEEN

EMBARQ MANAGEMENT COMPANY

AND

SYNACOR, INC.

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TABLE OF CONTENTS

1.0 DEFINITIONS	6

2.0 SERVICES	8

2.1 SCOPE OF SERVICES	8

2.2 NO VOLUME COMMITMENT	8

2.3 SUPPLIER’S PERFORMANCE	8

2.4 LIMITATIONS	9

2.5 ACCEPTANCE OF SERVICES AND DELIVERABLES	9

2.6 CHANGES TO SERVICES	9

2.7 RESTRICTIONS	9

3.0 EMBARQ RESPONSIBILITIES	10

3.1 EMBARQ SUPPORT; SUPPLIER STATUS	10

3.2 MATERIALS AND EQUIPMENT	10

4.0 COMPENSATION and INVOICING	10

4.1 COMPENSATION	10

4.2 EXPENSES	11

4.3 TAXES	11

4.4 INVOICING, ITEMIZATION AND PAYMENT PROCEDURES	11

4.5 OFFSET RIGHT	12

4.6 NO PAYMENT UPON MATERIAL BREACH	12

4.7 PROMPT INVOICING	l2

4.8 ELECTRONIC ORDERING	12

5.0 AFFILIATE TRANSACTIONS	13

5.1 EMBARQ AFFILIATES’ PURCHASE RIGHTS	13

5.2 CONTRACTUAL LIABILITY	13

5.3 ACQUISITIONS AND DIVESTITURES	13

6.0 TERM AND TERMINATION	13

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6.1 TERM	13

6.2 TERMINATION FOR CAUSE	14

6.3 TERMINATION FOR ACQUISITION, MERGER OR CHANGE IN CONTROL	14

6.4 TERMINATION FOR FINANCIAL INSTABILITY	15

6.5 TRANSITION SERVICES	15

6.6 EFFECT OF TERMINATION	15

6.7 NO LIABILITY	16

7.0 Supplier Warranties	16

7.1 GENERAL SERVICES AND DELIVERABLES WARRANTY	16

7.2 VIRUS WARRANTY	17

7.3 MALICIOUS TECHNOLOGY	17

7.4 COMPLIANCE WITH LAWS; PERMITS	17

7.5 SUBCONTRACTS	18

7.6 CERTIFICATION OF LEGAL STATUS	18

7.7 BREACH OF WARRANTY	18

8.0 Embarq Warranties	18

9.0 PERSONNEL	18

9.1 REQUIRED COMPLIANCE WITH AGREEMENT	18

9.2 REMOVAL	19

9.3 SAFETY	19

9.4 WEAPONS PROHIBITION	19

9.5 BACKGROUND CHECKS	19

9.6 SECURITY ADHERENCE AND ACCESS RIGHTS	20

9.7 INVESTIGATIONS	20

10.0 CONFIDENTIAL INFORMATION	20

10.1 CONFIDENTIALITY	20

10.2 INFORMATION SECURITY	21

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10.3 NO PUBLICITY	22

10.4 EXCEPTION FOR LEGAL PROCESS	22

10.5 INJUNCTIVE RELIEF	22

11.0 Ownership	22

11.1 EMBARQ PROPERTY	22

11.2 DEVELOPED PROPERTY	23

11.3 NO IMPLIED LICENSE	23

12.0 Mutual Representations and Warranties	23

12.1 FORMATION; AUTHORIZATION; LITIGATION	23

12.2 NO VIOLATIONS; APPROVALS	24

13.0 WARRANTY DISCLAIMERS	24

14.0 INDEMNITY	24

14.1 SUPPLIER’S GENERAL THIRD PARTY INDEMNITY	24

14.2 EMBARQ’S GENERAL THIRD PARTY INDEMNITY	25

14.3 SUPPLIER’S INTELLECTUAL PROPERTY INDEMNITY	25

14.4 EMBARQ INDEMNITY	25

14.5 INDEMNIFICATION PROCEDURES	26

15.0 LIMITATION OF DAMAGES	27

16.0 INSURANCE	27

16.1 REQUIRED INSURANCE COVERAGE	27

16.2 CERTIFICATES OF INSURANCE	27

17.0 AUDIT RIGHTS	28

17.1 RECORDS MAINTENANCE	28

17.2 PROCEDURES	28

18.0 DISPUTE RESOLUTION	28

18.1 OPTION TO NEGOTIATE DISPUTES	28

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18.2 CONTINUING PERFORMANCE	29

18.3 JURY WAIVER; ARBITRATION	29

18.4 LEGAL FEES	29

19.0 SUPPLIER DIVERSITY	30

19.1 EMBARQ’S SUPPLIER DIVERSITY POLICY	30

19.2 REGISTRATION	30

19.3 SUPPLIER DIVERSITY SCHEDULE	30

20.0 GENERAL	30

20.1 NOTICES	30

20.2 BUSINESS CONDUCT CODE	31

20.3 ASSIGNMENT	31

20.4 INDEPENDENT CONTRACTOR	31

20.5 GOVERNING LAW	31

20.6 WAIVER AND SEVERABILITY	32

20.7 SURVIVAL	32

20.8 MARKS	32

20.9 REMEDIES	32

20.10 FEDERAL ACQUISITION REGULATIONS; EXECUTIVE ORDER 11246	32

20.11 CONSTRUCTION	33

20.12 ENTIRE AGREEMENT; MODIFICATIONS; INCONSISTENCIES	33

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MASTER SERVICES AGREEMENT

This Master Services Agreement No. MSAX063015TPS (as may be amended from time to time, the “Agreement”) dated as of November __, 2006 (“Effective Date”) is between Embarq Management Company, a Delaware corporation (“Embarg”), and Synacor, Inc., a Delaware corporation (“Supplier”).

BACKGROUND

A.	Supplier is in the business of providing Services and Deliverables to its customers.

B.	Embarq is in the business of providing telecommunications services to its customers including voice, data, video and wireless services.

C.	Embarq and Supplier may enter into one or more Orders for Supplier to provide Services and Deliverables to Embarq.

D.	Embarq and Supplier desire to specify the standard terms that will apply to the Orders.

AGREEMENT

1.0	DEFINITIONS

“Agreement” means this Agreement and all schedules, orders and other attachments to this Agreement.

“Certified Diverse Supplier” is defined in subsection 19.1 (Embarq’s Supplier Diversity Policy.).

“Claim” is defined in subsection 14.5 (Indemnification Procedures).

“Confidential Information” means (a) this Agreement and the discussions, negotiations and proposals related to this Agreement, (b) any information exchanged in connection with this Agreement concerning the other party’s business, including without limitation tangible, intangible, visual, electronic, written, or oral information, whether received directly or indirectly from the other party or, in the case of Embarq, from Embarq Customers, and (c) Embarq Data. Confidential Information does not include information that is: (i) rightfully known to the receiving party before negotiations leading up to this Agreement; (ii) independently developed by the receiving party without relying on the disclosing party’s Confidential Information; (iii) part of the public domain or is lawfully obtained by the receiving party from a third party not under an obligation of confidentiality; or (iv) free of confidentiality restrictions by agreement of the disclosing party.

“Control” means the power to vote 50% or more of the voting interests of an entity or ownership of 50% or more of the beneficial interests in income or capital of an entity.

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“Deliverables” means documents, technology, data, information and materials deliverable from Supplier to Embarq and specified in an Order.

“Documentation” means all user manuals, reference guides, brochures, installation manuals, specifications, release notes, error message manuals or other written documentation provided to Embarq by Supplier and pertaining to the installation, use, features or performance of the Deliverables.

“Effective Date” is defined in the Preamble.

“Indemnified Party” is defined in subsection 14.5 (Indemnification Procedures).

“Indemnifying Party” is defined in subsection 14.5 (Indemnification Procedures).

“Order” means an accepted written or electronic order from Embarq for Services or Deliverables.

“Security Standards” means commercially reasonable security features in all material hardware and software systems and platforms that Supplier uses to access Embarq’s Confidential Information.

“Services” means the services Supplier provides to Embarq as specified in an Order.

“Embarq Affiliate” means (i) any entity, directly or indirectly, Controlling, Controlled by or under common Control with Embarq or (ii) any direct or indirect wholly owned affiliate of Embarq Corporation that is subsequently divested.

“Embarg Competitor” means any entity providing telecommunications services that compete with those provided by Embarq (including voice, data, video and wireless services) to customers within the Embarq service areas, regardless of the technology used to deliver such services. Embarq Competitor shall include, for example and for the sake of clarity, cable television companies, incumbent local exchange telephone companies (“ILECs”), competitive local exchange companies (“CLECs”), long distance carriers, wireless service providers, and providers of high speed internet access services. Embarq Competitor shall not include, for example and for the sake of clarity, entities that primarily provide: (1) video, audio or text instant messaging; (2) video, audio or text chat services; (3) audio/text/photo/video sharing services; (4) video, audio or text social networking services; (5) video, audio or text blogging services; and (6) Internet video services.

“Embarq Customer” means a user of or subscriber to one or more services or products offered by Embarq or an Embarq Affiliate.

“Embarq Data” means all information collected or developed by (i) Embarq or an Embarq Affiliate regarding its customers or (ii) by Supplier regarding Embarq customers (but only in their capacity as Embarq customers), including, under each of the clauses (i) and (ii) of this definition, location-based information, phone or other identification numbers issued to Embarq customers, electronic serial numbers, Embarq customers’ personalization

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information and automatic number identification information, and information described in the Federal Communications Commission’s definition of “Customer Proprietary Network Information” as set forth in 47 USC Section 222(h)(l) (as amended and interpreted from time to time).

“Embarq Indemnitee” is defined in subsection 14.1 (Supplier’s General Third Party Indemnity.).

“Embarq-Owned Property” means all tangible and intangible items or information that Supplier receives from Embarq or from a third party on Embarq’s behalf, or that is paid for by Embarq, including Embarq Content (as defined in an applicable Order).

“Supplier Affiliate” means (i) any entity, directly or indirectly, Controlling, Controlled by or under common Control with Supplier.

“Supplier Indemnitee” is defined in subsection 14.2 (Embarq’s General Third Party Indemnity).

“Supplier Personnel” means Supplier’s employees, subcontractors or agents who perform Services, act on Supplier’s behalf or are paid by Supplier in connection with this Agreement.

“Transition Period” means a period of up to 6 months from the effective date of the termination or expiration of an Order or this Agreement, during which Supplier will provide Services pursuant to this Agreement.

2.0	SERVICES

2.1	Scope of Services.

This Agreement sets forth the applicable terms for any Order Embarq may issue to Supplier for Services or Deliverables. Each Order specifically incorporates the terms of this Agreement. Supplier may provide the Services directly to Embarq, or indirectly using contractors or other third party vendors or service providers, provided that in any event, Supplier shall remain responsible for the delivery of the Services or Deliverables to Embarq in accordance with this Agreement.

2.2	No Volume Commitment.

This Agreement does not authorize Supplier to provide or commit Embarq to order any Services or Deliverables. Embarq’s issuance of an Order by an authorized Embarq agent is Embarq’s agreement to pay for Services or Deliverables and Supplier’s agreement to provide the Services or Deliverables, in each case in accordance with this Agreement and the applicable Order.

2.3	Supplier’s Performance.

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Supplier will perform the Services and provide Deliverables in accordance with this Agreement and the applicable Order, including but not limited to all specified time requirements. Embarq may inspect Supplier’s performance; however, Embarq’s inspection (or lack of inspection) will not be an acceptance of Services or Deliverables, a waiver of any right or warranty, or preclude Embarq from rejecting non-conforming Services or Deliverables in accordance with any acceptance terms and criteria set forth in an applicable Order.

2.4	Limitations.

Supplier will not be responsible for, nor liable hereunder in connection with, any failure in the Services or Deliverables due to or resulting from: (a) any Embarq-Owned Property or other content provided by or for Embarq; (b) Embarq’s negligence, acts or omissions; (c) telecommunications or equipment failures outside of Supplier’s facilities; or (d) unauthorized access, breach of firewalls or other hacking by third parties of Supplier’s systems if such hacking or unauthorized access is not a result of Supplier’s negligence or intentional misconduct.

2.5	Acceptance of Services and Deliverables.

The Order will specify the manner in which Embarq will accept Services and Deliverables, if applicable.

2.6	Changes to Services.

Embarq may propose changes to Services and Deliverables to be provided by Supplier under an Order by giving Supplier a change notice. If Supplier believes the schedule or compensation for Services must be modified to accommodate the proposed change, Supplier must provide Embarq with a detailed written estimate of the anticipated effect on the schedule and compensation within 7 business days after receipt of Embarq’s written change notice. If Supplier timely submits a response, the parties will negotiate a mutually acceptable resolution. Supplier will not unreasonably withhold, delay or condition its consent to any change. Following the issuance of a change notice and during the pendency of any negotiation, Supplier will continue to provide Services and Deliverables as specified in the Order, unless otherwise directed by Embarq in writing. If Supplier fails to respond to the change notice within 7 business days, Embarq’s proposed change shall be deemed rejected.

2.7	Restrictions.

Except as specifically permitted in this Agreement, Embarq shall not, directly or indirectly: (a) use any of Supplier’s Confidential Information to create any software that is similar to any of the software provided by Supplier under this Agreement or to provide any service which performs the same functionality as the Service; (b) decompile, disassemble, reverse engineer or use any similar means to attempt to discover the source code of the software or the trade secrets therein, or otherwise circumvent any technological measure that controls

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access to the software, Deliverables or Services; (c) encumber, transfer, rent, lease, or time-share the software, Deliverables or Services (except with Embarq Affiliates, subject to Supplier’s prior written consent), or use them in any service bureau arrangement or otherwise for the benefit of any third party; (d) access, copy, distribute, manufacture, adapt, create derivative works of or otherwise modify any software or Deliverables; (e) remove any proprietary notices; or (f) permit any third party to engage in any of the acts proscribed in clauses (a) through (e) above.

3.0	EMBARQ RESPONSIBILITIES

3.1	Embarq Support; Supplier Status.

Embarq acknowledges that the continuing performance of certain Services or Deliverables may depend on its provision of cooperation, assistance, information and access to Supplier, as specified in an applicable Order. If Embarq fails to timely provide any of the foregoing as specified in an applicable Order, then Supplier will not be liable for any corresponding delay in its performance. The parties’ contacts (designated in Section 20.1) are responsible for facilitating communication between Supplier and Embarq regarding all technical and business matters.

3.2	Materials and Equipment.

Embarq may provide (on its own behalf, or on behalf of its sponsors or advertisers) certain Embarq-Owned Property, including materials, domain names, Embarq Content and other information to Supplier as reasonably needed to perform the Services. Embarq represents and warrants that it has the right to provide all Embarq-Owned Property, and that use of such Embarq-Owned Property hereunder will not violate Embarq’s obligations under any other agreement, any laws or regulations. Embarq shall obtain, operate and maintain in good working order all equipment and ancillary services needed to connect to, access or otherwise use the Services via the Internet, including without limitation, modems, servers, hardware, software, network and communication services (“Equipment”). Embarq and Supplier shall jointly ensure that all Equipment is compatible with the Services (and, to the extent applicable, any software interface) and complies with all configurations and specifications set forth in Supplier’s published documentation. Embarq shall maintain the integrity and security of its Equipment (physical, electronic and otherwise), account passwords, and Embarq-Owned Materials.

4.0	COMPENSATION AND INVOICING

4.1	Compensation.

Supplier’s rates or prices are in Schedule A or as specified in an Order. For hourly rate billing, Supplier will submit both itemized and summarized time records with each invoice. Time records must be broken down in 15-minute increments by individual, task and billing rate.

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4.2	Expenses.

Embarq will reimburse Supplier for travel, living, and other out-of-pocket expenses if the expenses (i) are authorized in the Order, (ii) are reasonably incurred and documented, (iii) approved in advance by Embarq if in excess of five hundred dollars ($500), and (iv) otherwise conform to Embarq’s travel and reimbursement policy set forth below:

(a.)	Supplier must submit an expense report to Embarq within 60 days after an expense is incurred. Supplier must submit, as applicable, the following in its expense report: (i) passenger flight coupon and travel itinerary, (ii) the original receipt for meals and parking and toll fees, in excess of $15 (tear tab receipts are not accepted), and (iii) the original receipt for hotel accommodations, vehicle rental costs, and fuel costs for rental vehicle usage (regardless of the amount).

(b.)	Supplier must use Embarq’s online travel reservation system to book air, hotel and rental car reservations. If Supplier cannot gain access to Embarq’s online travel reservation system, or for more complicated trips, Supplier must contact the Embarq Business Travel Center by calling (800) 347-2639 during regular business hours. All air travel must be coach or economy.

(c.)	Embarq will reimburse Supplier for use of a personal vehicle for business purposes related to the Services, this Agreement and the Orders at the rate set forth in the IRS regulations in effect at the time the expense is incurred. Embarq will not reimburse Supplier for personal expenses, including, without limitation, phone calls and meals.

4.3	Taxes.

Embarq is responsible for any sales or use taxes and all other taxes duties and fees (other than taxes assessed on Supplier’s income) assessed on its payment for Services and Deliverables. Supplier will itemize sales or use taxes separately on Supplier’s invoices. If Embarq is exempt from taxation for the Services or Deliverables, it will submit an exemption certificate to Supplier.

4.4	Invoicing, Itemization and Payment Procedures.

(a.)	Unless otherwise provided in the Order, Supplier will invoice Embarq once per month. Each invoice will include: (i) Supplier’s name and remit address, (ii) invoice number, (iii) invoice date, (iv) the name of Supplier’s Embarq contact, (v) the contract number that Embarq assigned to this Agreement, and (vi) the Embarq business unit and cost center or the Embarq Order number. The Order may specify additional invoicing requirements, such as the invoice format and documentation required to support the fees and expenses.

(b.)	If Supplier is unable to submit invoices and receive payments electronically on the Effective Date, Supplier must enroll for automated invoicing and payment no later than 30 days after the Effective Date and, in the interim, Supplier must send invoices to the following address:

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[*]

If Supplier fails to enroll for automated invoicing and payment within 30 days after the Effective Date, Embarq may delay payment until Supplier completes enrollment.

(c.)	Embarq will pay undisputed amounts within 45 days after receiving Supplier’s invoice. Embarq will pay disputed amounts, if owed, within 30 days after the dispute is resolved, provided that for all disputed amounts, Embarq will notify Supplier in writing within 30 days after Embarq’s receipt of an invoice of any objections, if any, it has thereon (including a description of the basis for such objection) and Embarq will work with Supplier in good faith to reconcile amounts for which written objection has been made.

(d.)	Supplier may only invoice Embarq for charges, amounts or fees set forth in this Agreement or an Order.

(e.)	Embarq’ s failure to pay undisputed amounts within the period set forth in Section 4.4(c) above shall be deemed a material breach and Supplier shall have the right to terminate the Agreement if such breach is not cured within ten (10) business days of Embarq’ s receipt of written notice.

4.5	Offset Right.

In the event a party (“Owing Party”) fails to timely pay any amount owed to the other party (“Owed Party”) under this Agreement or any Order, Owed Party may offset any such amount against any amount owed by Owed Party or any Affiliate of Owed Party under this Agreement or Order to Owing Party.

4.6	No Payment Upon Material Breach.

Embarq is not obligated to make any payment under this Agreement or an Order if Supplier materially breaches this Agreement or an Order until Supplier has cured or Embarq has waived the breach in accordance with this Agreement.

4.7	Prompt Invoicing.

Supplier must not (a) invoice Embarq more than 90 days after Supplier is permitted to issue an invoice under this Agreement (“Late Invoices”) or (b) initially raise a claim for payment of a previously issued invoice more than 365 days after the invoice date (“Late Claims”). Embarq is not obligated to pay Late Invoices or Late Claims and Supplier waives all rights and remedies related to Late Invoices and Late Claims.

4.8	Electronic Ordering.

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[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Embarq and Supplier may agree to facilitate electronic ordering, through either the use of an electronic data interchange or an Internet-based e-commerce solution.

5.0	AFFILIATE TRANSACTIONS

5.1	Embarq Affiliates’ Purchase Rights.

Supplier will provide Services and Deliverables under this Agreement and any existing Orders to any Embarq Affiliate, who has agreed to be bound by the terms and conditions of this Agreement, upon request. Supplier will negotiate with Embarq Affiliates in good faith for Orders covering Services and Deliverables not governed by an existing Order, consistent with this Agreement.

5.2	Contractual Liability.

All references to Embarq in this Agreement refer equally to Embarq or the Embarq Affiliate executing a particular Order. Embarq shall be responsible and liable for all Orders submitted by Embarq Affiliates.

5.3	Acquisitions and Divestitures

(a.)	If Embarq Corporation divests a Embarq Affiliate or other portion of its business (“Divested Business”), such Divested Business will be entitled to continue purchasing under this Agreement for the remaining then current Term of this Agreement (exclusive of any Renewal Term) if the Divested Business agrees, in writing, to be bound by the terms and conditions of this Agreement. The Divested Business will be solely responsible and liable for any Services and Deliverables purchased by the Divested Business after the divestiture.

(b.)	If Embarq Corporation acquires an entity or creates a new subsidiary after the Effective Date, such entity will immediately be deemed an Embarq Affiliate and will have the same rights and obligations (subject to Section 5.1) as the Embarq Affiliates that are in existence on the Effective Date.

6.0	TERM AND TERMINATION

6.1	Term.

The initial term of this Agreement begins on the Effective Date and will continue for three (3) years from May 1, 2007 (“Initial Term”). The term of this Agreement will automatically renew on an annual basis for up to two additional one-year terms (“Renewal Term”, collectively with the Initial Term, “Term”), unless Embarq gives notice of its intent not to renew at least 90 days before the expiration of the Term. After the first two Renewal Terms, the Term will automatically renew on an annual basis for successive one-year terms, unless either Party gives notice of its intent not to renew at least 90 days before the expiration of the Term. For any outstanding Order, the terms of this Agreement will

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continue in effect until the Order is fulfilled or terminated. This subsection is subject to the early termination rights stated elsewhere in this Agreement.

6.2	Termination for Cause.

If a party materially breaches this Agreement or an Order or both, the other party may give the breaching party a breach notice identifying the action or inaction that is the basis of the breach. The party giving the breach notice may terminate this Agreement or the affected Order if the other party does not cure the breach within 30 days after receiving the breach notice. Unless otherwise provided in the breach notice or unless the breach has been cured, the termination is effective 31 days after the breach notice is received. In addition to any other rights or remedies that Embarq may have, if Embarq terminates under this subsection, Supplier must reimburse Embarq for the increased costs (i.e., the costs in excess of that which Embarq would have paid to Supplier under this Agreement) incurred by Embarq for replacement services and deliverables, but solely to the extent such costs are incurred during the remainder of the then current Term (exclusive of any Renewal Term).

6.3	Termination for Acquisition, Merger or Change in Control.

(a)	Definitions:

(i) “Average Daily Revenue” means the total gross revenue that Supplier receives or is owed in connection with the applicable Order or this Agreement as a whole (as the case may be) for the three full calendar months immediately prior to the calendar month in which Supplier receives Embarq’s notice of termination under this Section 6.3 divided by the number of days in such period.

(ii) “Remaining Days” means the number of days remaining in the then current Term, determined by counting every day beginning with the effective date of termination and continuing until the end of the then current Term.

(b)	If a Change in Control (as defined in Schedule C) of Supplier occurs, the following will apply:

(i)	[*]

(ii)	[*]

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[*]

6.4	Termination for Financial Instability.

If Supplier becomes Insolvent, Embarq may terminate this Agreement without liability with at least 30 days’ notice to Supplier. “Insolvent” means: a.) Supplier does not meet its undisputed obligations, including judgments, to third parties as those obligations become due, (b.) Supplier’s stock is removed or delisted from a trading exchange, (c.) Supplier’s long term debt goes on a watch or warning list, or (d.) Supplier’s long term debt rating is downgraded more than 2 levels from its debt rating as of the Effective Date. Supplier may terminate this Agreement effective immediately upon written notice, in the event any assignment is made by Embarq for the benefit of creditors, or if a receiver is appointed to take charge of Embarq’s property.

6.5	Transition Services.

Upon termination or expiration of an Order or this Agreement, Embarq may at its discretion require Supplier to provide a Transition Period for Services. The required Transition Period will not exceed 6 months, unless mutually agreed by both parties. If Embarq initially designates a Transition Period of less than 6 months, it may subsequently extend the Transition Period up to the maximum period of 6 months with 5 days’ notice to Supplier. Embarq may, in its discretion, terminate the Transition Period with notice to Supplier. During the Transition Period, the parties will continue to be bound by and perform in accordance with this Agreement and any Orders. The terms and conditions of Effect of Termination will apply upon termination or expiration of the Transition Period.

6.6	Effect of Termination.

Termination of this Agreement is without prejudice to any other right or remedy of the parties. Termination of this Agreement for any reason does not release either party from

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any liability which, at the time of termination, has already accrued to the other party, or which may accrue in respect of any act or omission before termination or from any obligation which is expressly stated to survive the termination. All obligations that accrued prior to the effective date of termination (including without limitation, all payment obligations) shall survive termination.

Upon termination or expiration of an Order or this Agreement or both, the parties will perform the following obligations:

(a.)	Within 15 days after the effective date of termination or expiration, Supplier will return Embarq-Owned Property to locations designated by Embarq;

(b.)	Within 30 days after the effective date of termination or expiration, Supplier will invoice Embarq for any final amounts due under the terminated Orders; and

(c.)	Both parties will immediately discontinue making any statements or taking any actions that might cause third parties to infer that a business relationship continues to exist between the parties under the Orders or Agreement, and where necessary or advisable, the parties will inform third parties that the parties no longer have a business relationship.

6.7	No Liability.

Each party understands that the rights of termination hereunder are absolute and that it has no right to a continued relationship with the other after termination, except as expressly stated herein. Neither party shall incur any liability whatsoever for any damages, loss, or expense of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement which complies with the terms of this Agreement, whether or not such party is aware of any such damage, loss or expense.

7.0	SUPPLIER WARRANTIES

7.1	General Services and Deliverables Warranty.

(a.)	Supplier warrants that (i) Services will be provided in a workmanlike manner, (ii) Supplier Personnel will have the requisite experience, skills, knowledge, training and education to perform Services in a professional manner and in accordance with this Agreement and Orders, (iii) all information provided by Supplier to Embarq regarding Supplier Personnel will be truthful and accurate and (iv) that it has all rights necessary to enter into and perform its obligations under this Agreement and to grant the limited rights and licenses hereunder. Notwithstanding anything to the contrary herein, Embarq acknowledges and agrees that Services and Deliverables may be temporarily unavailable for scheduled maintenance or for unscheduled emergency repairs, by Supplier or by third-party providers.

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(b.)	Supplier also warrants that, for a period of 1 year after Embarq’s acceptance of Services or Deliverables, (i) Deliverables will be free from defects in design, materials and workmanship that degrade the Services such that they are unable to operate in accordance with any service level agreements associated with this Agreement or with any Order, and (ii) Services and Deliverables will conform to the Order specifications.

7.2	Virus Warranty.

Supplier warrants that the Deliverables as delivered and unmodified will be free from any viruses, worms, disabling programming codes, instructions or other such items known at the time of delivery that may threaten, infect, damage, disable or otherwise interfere with the permitted use of the Deliverables (“Virus”). Supplier will test each element of the Deliverables, including any upgrades, before delivery to Embarq to ensure that it is free of any Virus. If Embarq notifies Supplier that it has been informed or has reason to believe that a Virus has infected a Deliverable, Supplier will promptly assist and work continuously with Embarq, at Embarq’s direction and at no charge, until, in Embarq’s determination, the Virus has been eliminated.

7.3	Malicious Technology.

Supplier warrants that the Deliverables as delivered and unmodified form will not: (i) contain any Malicious Technology, (ii) contain any files or features that will disable or destroy any functionality of the Deliverables, (iii) replicate, transmit or activate itself without control of a person operating the computing equipment on which it resides; or (iv) alter, damage or erase any data or computer programs without control of a person operating the computing equipment on which it resides. If the Supplier is in breach of this subsection, no “right to cure” period will apply. Embarq reserves the right to pursue any available civil or criminal action against Supplier for violation of this provision. Supplier will not install, use or execute any software on any Embarq CPU s without Embarq’ s written approval. “Malicious Technology” means any software, electronic, mechanical or other means, device or function, e.g. (key, node, lock, time-out, “back door,” trapdoor,” “booby trap,” “drop dead device,” “data scrambling device,” “Trojan Horse,”) that would allow Supplier or a third party to: (i) monitor or gain unauthorized access to any Embarq system, (ii) use any electronic self-help mechanism in connection with an Embarq system or (iii) restrict, disable, limit or impair the performance of a Embarq system.

7.4	Compliance with Laws; Permits.

Supplier warrants that it will comply with all laws, orders, codes and regulations in the performance of this Agreement and any Order. To the extent Supplier provides Supplier Personnel to perform Services on Embarq’s premises, Supplier will screen Supplier Personnel in conformance with all local, state and federal regulations, comply with laws, regulations and orders relating to equal employment, workers’ compensation, unemployment compensation, FICA, and immigration and employment verification, and furnish Embarq with its EEO policies and verification of its FICA, workers’ compensation and unemployment compensation if requested. Supplier will obtain and keep current at its

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expense all governmental permits, certificates and licenses (including professional licenses, if applicable) necessary for Supplier to perform the Services or provide the Deliverables.

7.5	Subcontracts.

Supplier will remain fully liable for the work performed and for the acts or omissions of any Supplier subcontractor. Supplier will require any subcontractor to comply with the applicable terms of this Agreement and Orders.

7.6	Certification of Legal Status.

Supplier warrants it confirms the legal status of Supplier Personnel to work in the United States. Supplier warrants that Supplier Personnel performing Services pursuant to this Agreement are authorized to work in the United States (“Compliance with Legal Status”). At Embarq’s request, Supplier will audit its Compliance with Legal Status and deliver to Embarq a written certification, within 15 business days after Embarq’s request, that Supplier Personnel working in the United States are legally authorized to do so.

7.7	Breach of Warranty.

If Supplier breaches any warranty, Supplier will promptly replace nonconforming Services or Deliverables at Supplier’s sole cost. If Supplier fails to promptly replace nonconforming Services, Embarq may, in addition to exercising any other available remedies, replace nonconforming Services at Supplier’s sole cost.

8.0	EMBARQ WARRANTIES

Embarq represents and warrants to Supplier that it has all rights necessary to enter into and perform this Agreement and to grant the limited rights and licenses above including, without limitation, all necessary rights in the Embarq Data and Embarq-Owned Property including but not limited to the Embarq Content and all rights of publicity with respect to any artists, artwork, text material, images, sound or video, if any, associated with the Embarq-Owned Property. Embarq further represents and warrants that to its knowledge the Embarq Data and Embarq-Owned Property are not defamatory, obscene, or otherwise unlawful and do not infringe or interfere with any intellectual property, contract, right of publicity, or any other proprietary right of any individual or entity.

9.0	PERSONNEL

9.1	Required Compliance with Agreement.

Supplier will require Supplier Personnel to comply with the applicable terms of this Agreement and Orders.

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9.2	Removal.

Embarq may reject or require Supplier to remove Supplier Personnel from providing Services to Embarq for any lawful reason. Supplier must remove Supplier Personnel promptly upon Embarq’s good faith written request. Embarq is not obligated to pay for Services provided by the removed Supplier Personnel following Embarq’s request for removal. Embarq is not obligated to pay for any costs associated with replacing Supplier Personnel.

9.3	Safety.

Supplier must immediately notify Embarq by telephone (followed by written confirmation within 24 hours) of any Deliverable which fails to comply with applicable safety rules or standards of any government agency or which contains a defect which could present a substantial risk to the health of the public or the environment.

9.4	Weapons Prohibition.

Supplier Personnel must not carry weapons or ammunition onto Embarq’s premises or use or carry weapons while performing on-site Services or attending Embarq-sponsored activities. Supplier must comply with all postings or notices located at Embarq’s premises regarding safety, security or weapons.

9.5	Background Checks.

To the extent Services are performed by Supplier Personnel on Embarq’s premises, at Embarq’s written request, and to the extent permitted by law:

(a.)	Supplier will perform reasonable background checks on all Supplier Personnel that perform Services on Embarq’s premises. Background checks will include: (i) criminal history, (ii) education (if degree indicated), (iii) employment history (last 3 positions or last 5 years if with same employer), (iv) references (if any of items (i) through (iii) cannot be completed), and (v) if there is a Reasonable Suspicion (as defined below) of drug use by a Supplier employee who provide services to Embarq, Supplier agrees to perform drug testing at Embarq’s expense. For the purposes of this Agreement, “Reasonable Suspicion” means a reasonable belief based on observed, specific, objective facts where the rational inference to be drawn under the circumstances is that the person is under the influence of drugs. As an example, and not as a limitation, an unexplained workplace accident may be considered to provide reasonable suspicion.

(b.)	Supplier Personnel that perform Services on Embarq’s premises will not include anyone with a positive drug test (if such test is required under Section 9.5(a)) or any felony conviction; and

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(c.)	Supplier must immediately remove any Supplier Personnel that perform Services on Embarq’s premises with a felony conviction or positive drug test (if such test is required under Section 9.5(a)) from providing Services.

(d.)	At Embarq’s written request, Supplier will audit its compliance with the requirements of this subsection, and will, within 15 business days of Embarq’s request, deliver a written certification to Embarq confirming that Supplier has been and is in compliance with the requirements of this subsection.

9.6	Security Adherence and Access Rights.

(a.)	Supplier will adhere to all Embarq physical and data security requirements as provided to Supplier in writing.

(b.)	Physical security access rights to Embarq premises will be designated by Embarq in accordance with Embarq security guidelines. During performance of Services on Embarq’s premises, Supplier will abide by all procedures and policies applicable to Embarq premises access rights, as provided to Supplier in writing. All Supplier Personnel must receive a security badge from Embarq before performing any portion of Services on Embarq’s premises and will wear the badge at all times while on Embarq’s premises.

(c.)	Upon breach of this subsection, Embarq may immediately terminate this Agreement or Order at its sole discretion in accordance with Section 6.3.

9.7	Investigations.

Supplier will refer any security breach that it knows to involve Embarq Data, Embarq Confidential Information or Embarq Property to Embarq’s Corporate Security immediately upon becoming aware of the incident. Supplier must make Supplier Personnel available to Embarq Corporate Security promptly for purposes of investigating and provide information relevant to the investigation as reasonably requested.

10.0	CONFIDENTIAL INFORMATION

10.1	Confidentiality.

Each party acknowledges that while performing its obligations under this Agreement it may have access to the other party’s Confidential Information. With respect to all Confidential Information, the parties agree as follows:

(a.)	The receiving party may use the Confidential Information only to perform its obligations under this Agreement. The receiving party must use the same care to protect the disclosing party’s Confidential Information as it uses to protect its own Confidential Information. In no event will the receiving party fail to use reasonable care to avoid unauthorized use, including disclosure, loss, or alteration of the disclosing party’s Confidential Information.

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(b.)	Embarq may disclose Supplier’s Confidential Information to Embarq Affiliates, agents, contractors and legal representatives, if they have a need to know and an obligation to protect the Confidential Information that is at least as restrictive as this Agreement. Supplier may disclose Embarq’s Confidential Information to Supplier Personnel if they have a need to know and obligation to protect the Confidential Information that is at least as restrictive as this Agreement.

(c.)	Neither party will disclose to the other party any confidential information of a third party without such third party’s consent.

(d.)	Upon cessation of work or written request, the receiving party will return or destroy, at its option, all Confidential Information of the disclosing party. Upon request of the disclosing party, the receiving party will furnish an officer’s certificate certifying that the disclosing party’s Confidential Information has been returned or destroyed.

10.2	Information Security.

(a.)	To protect Embarq’s Confidential Information and Data from unauthorized use, including disclosure, loss or alteration, Supplier will: (i) meet the Security Standards; (ii) inventory and test Security Standards before accepting Embarq’s Confidential Information and Data; and (iii) strictly adhere to industry standard best practices and hardening guidelines;

(b.)	Suppliers who need to access, process, use, store, or transmit sensitive information will be subjected to review of their demonstrated capability to protect such information. Upon Embarq’s reasonable request, Supplier will provide information to Embarq to enable Embarq to determine compliance with subsection 10.2(a) above. As part of Embarq’s assessment of Supplier’s internal control structure, Embarq may require Supplier to, without limitation, answer security questionnaires or conduct scans of servers, databases and other network hardware;

(c.)	Supplier will promptly inform Embarq of any known or suspected compromises of Embarq’s Confidential Information and Data as a result of Supplier’s failure to comply with the Security Standards.

(d.)	On a periodic basis, but in no event more than twice in any 12-month period, Embarq may, upon 10 days’ notice, perform a security assessment to determine Supplier’s compliance with the Security Standards. If Embarq has a reasonable basis to believe that Supplier has breached or is likely to breach the Security Standards, Embarq may, upon 5 days’ notice, perform a security assessment, which assessment will be in addition to any assessment in the ordinary course.

(e.)

At Embarq’s reasonable request, Supplier will promptly cooperate with Embarq to develop a plan to protect Embarq’s Confidential Information and Data from failures or attacks on the Security Standards, which plan will include prioritization of

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recovery efforts, identification of and implementation plans for alternative data centers or other storage sites and backup capabilities.

(f.)	If Supplier fails to meet the obligations in this Section, Embarq will notify Supplier of this failure as provided in this Agreement. Supplier will have 30 days from receiving that notice to correct the cause for the failure. If Supplier fails to remedy any material failure within the 30-day period, Embarq has the right to terminate this Agreement for cause.

(g)

Supplier warrants that the Deliverables will not contain any Unmitigated Vulnerability. “Unmitigated Vulnerability” means any technology or configuration that, from a security perspective induces unacceptable operational risks and, is (i) inconsistent with industry-accepted practices, (ii) susceptible to being hacked, broken into or compromised, or (iii) referenced by the Carnegie Mellon CERT® Coordination Center at www.cert.org.

(h.)	Upon Embarq’s reasonable request, Supplier will provide information to Embarq to enable Embarq to determine compliance with this Section.

10.3	No Publicity.

Except as it relates to Embarq’s marketing of the Deliverables, Services and related matters to its users, neither party will, without the other party’s written consent, issue any news release, announcement, denial or confirmation of this Agreement, its value, or its terms and conditions, or in any other manner advertise or publish this Agreement, its value, or its terms and conditions. Nothing in this Agreement is intended to imply that Embarq will agree to any publicity whatsoever. Each party may, in its sole discretion, withhold consent to any publicity. Notwithstanding the foregoing, either party may provide a copy of this Agreement or otherwise disclose its terms in connection with any financing transaction, due diligence inquiry or legal or regulatory requirement.

10.4	Exception for Legal Process.

The receiving party may disclose Confidential Information to the extent required by law; but the receiving party must give the disclosing party prompt written notice of the required disclosure and make a reasonable effort to obtain a protective order.

10.5	Injunctive Relief.

Each party agrees that the wrongful disclosure of Confidential Information may cause irreparable injury that is inadequately compensable in monetary damages. Accordingly, either party may seek injunctive relief in any court of competent jurisdiction for the breach or threatened breach of this Section in addition to any other remedies in law or equity.

11.0	OWNERSHIP

11.1	Embarq Property.

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(a.)	Supplier must return all Embarq-Owned Property to Embarq upon the termination or expiration of this Agreement and at any time upon Embarq’s request. Supplier is responsible and must account for all Embarq-Owned Property in Supplier’s possession, if any, and bears the risk of loss while the property is in Supplier’s possession. Embarq-Owned Property may only be used in connection with Supplier’s performance of its obligations under this Agreement. If Supplier acquires, purchases or obtains any items in connection with this Agreement that are deemed Embarq-Owned Property, Embarq may inspect any related agreements and associated records, including, without limitation, invoices by which Supplier acquires such Embarq-Owned Property.

(b.)	When a Supplier Personnel assignment ends for any reason, voluntary or involuntary, Supplier will ensure all Embarq-Owned Property in Supplier Personnel possession is returned to Embarq within 48 hours of the assignment termination, unless such Embarq-Owned Property is promptly assigned to another Supplier Personnel. If Embarq-Owned Property, including without limitation security badge and keys, is not returned within 48 hours, Supplier will reimburse Embarq for the Embarq-Owned Property at its current market value.

11.2	Developed Property.

If Embarq requests that Supplier undertake product modifications or development of new service functionalities, Supplier and Embarq will negotiate in good faith an applicable statement of work concerning the terms and conditions (including costs, timeframes, Deliverables and ownership) on which Supplier will develop and make available to Embarq and Embarq’s End Users, the product modifications or service functionalities. If the Parties do not agree on these terms and conditions, nothing in the preceding sentence obligates the Supplier to undertake the product modifications or the development of new service functionalities.

11.3	No Implied License.

Supplier acknowledges that it has no implied license to use the Embarq-Owned Property other than for Embarq’s benefit as contemplated under this Agreement.

12.0	MUTUAL REPRESENTATIONS AND WARRANTIES

12.1	Formation; Authorization; Litigation.

Each party represents and warrants that:

(a.)	it is validly existing and in good standing, and is qualified to do business, in each jurisdiction where it will conduct business under this Agreement, unless the failure to do so will not have a material adverse effect on its ability to perform under this Agreement;

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(b.)	the signing, delivery and performance of this Agreement by the party has been properly authorized; and

(c.)	as of the Effective Date, no claims, actions or proceedings are pending or, to the knowledge of the party, threatened against or affecting the party that may, if adversely determined, reasonably be expected to have a material adverse effect on the party’s ability to perform its obligations under this Agreement.

12.2	No Violations; Approvals.

Each party represents and warrants to the other party that the execution, delivery or performance of this Agreement:

(a.)	will not violate any existing law, regulation, order, determination or award of any governmental authority or arbitrator, applicable to the party;

(b.)	will not violate or cause a breach of the terms of the party’s governing documents or of any material agreement that binds the party; and

(c.)	will not require approval or filing with any governmental authority.

13.0	WARRANTY DISCLAIMERS

13.1 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT TO THE CONTRARY, SERVICES AND DELIVERABLES ARE PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. SUPPLIER DOES NOT WARRANT THAT THE SERVICES WILL MEET THE REQUIREMENTS OF EMBARQ OR THOSE OF ANY THIRD PARTY AND, IN PARTICULAR, SUPPLIER DOES NOT WARRANT THAT THE SYSTEM WILL BE ERROR FREE OR WILL OPERATE WITHOUT INTERRUPTION. SUPPLIER DOES NOT WARRANT OR MAKE ANY REPRESENTATION REGARDING THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE CONTENTS OF ANY CONTENT OR THE RESULTS TO BE OBTAINED FROM THEIR USE.

14.0	INDEMNITY

14.1	Supplier’s General Third Party Indemnity.

Except for claims covered by Supplier’s Intellectual Property Indemnity, Supplier will indemnify and defend Embarq, the Embarq Affiliates, and their respective directors, officers, agents, employees and customers (each, a “Embarq Indemnitee”) from and against all third party claims, damages, losses, liabilities, costs, expenses and reasonable legal fees arising out of a claim by a third party against a Embarq Indemnitee resulting from any act or omission of Supplier under this Agreement.

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14.2	Embarq’s General Third Party Indemnity.

Embarq will indemnify and defend Supplier, its affiliates, and their respective directors, officers, affiliates, suppliers agents and employees (each, a “Supplier Indemnitee”) from and against all third party claims, damages losses, liabilities, costs, expenses and reasonable legal fees arising out of a claim by a third party against a Supplier Indemnitee resulting from any act or omission of Embarq under this Agreement.

14.3	Supplier’s Intellectual Property Indemnity.

Supplier will indemnify and defend the Embarq Indemnitees from and against all third party claims, damages, losses, liabilities, costs, expenses and reasonable legal fees arising out of any third party claim that the Services or Deliverables and any resulting use or sale of any Services or Deliverables constitutes an infringement of any third party patent, trademark, or copyright, or the misappropriation of any trade secret. In addition, if Embarq’s right to sell or use the Services or Deliverables is enjoined, Supplier will, at Supplier’s expense, in the following order as is commercially reasonable:

(a.)	procure for Embarq and its customers the right to use the Services and Deliverables;

(b.)	replace the Services and Deliverables with equivalent non-infringing Services and Deliverables;

(c.)	modify the Services and Deliverables so they become non-infringing; or

(d.)	remove the Services and Deliverables and refund the price paid by Embarq for the Services and Deliverables, including incidental charges, such as transportation, installation and removal.

Supplier shall have no liability or obligation to Embarq hereunder with respect to any claim based upon (i) any use of the Deliverables not materially in accordance with this Agreement to the extent that compliance with this Agreement would have prevented the claim, (ii) use of any Deliverables in an application or environment or on a platform or with devices for which it was not designed or contemplated, (iii) alterations, combinations or enhancements of the Deliverables not created or approved by Supplier, (iv) that portion of any Deliverables which implements requirements specified in writing by Embarq, or (v) Embarq’s continuing allegedly infringing activity after being notified thereof or its continuing use of any version of the Deliverables after being provided modifications that would have avoided the alleged infringement.

This Section 14.3 sets forth Supplier’s sole obligation and Embarq’s sole remedy against Supplier for any intellectual property infringement action.

14.4	Embarq Indemnity

Embarq will defend Supplier against any third party claim that (a) the specifications provided by Embarq to Supplier or any Embarq-Owned Property or Embarq Data violate such third party’s patent, trademark, or copyright, or misappropriate of any trade secret; (b) is excluded from

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Supplier’s indemnity under Section 14.3; or (c) arises out of any claims or representations regarding the Services or Deliverables that exceed the warranties and claims approved in writing by Supplier. Except as otherwise provided herein, Embarq expressly disclaims all other representations, liabilities and warranties (express or implied) related to any materials provided by Embarq to Supplier. If, at any time during the process of software development, either party learns that compliance with Embarq-provided specifications may result in a claim of infringement by a third party, the party with that knowledge will promptly inform the other party. If the parties determine that compliance with the specifications poses a substantial risk of a third party infringement claim, Supplier will discontinue developing the software according to those specifications and the parties will mutually agree on new non-infringing specifications. This Section sets forth Embarq’s sole obligation and Supplier’s sole remedy against Embarq for any intellectual property infringement action.

14.5	Indemnification Procedures.

(a.)	Promptly upon becoming aware of any matter which is subject to the provisions of 14.1 (Supplier’s General Third Party Indemnity), 14.2 (Embarq’s General Third Party Indemnity), 14.3 (Supplier’s Intellectual Property Indemnity), or 14.4 (Embarq Indemnity) (a “Claim”), the party seeking indemnification (the “Indemnified Party”) must give notice of the Claim to the other party (the “Indemnifying Party”), accompanied by a copy of any written documentation regarding the Claim received by the Indemnified Party.

(b.)	The Indemnifying Party will, at its option, settle or defend, at its own expense and with its own counsel, the Claim. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of the Claim, with its own counsel and at its own expense; but the Indemnifying Party will have the right to control the settlement or defense. The Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party without the Indemnified Party’s prior written consent, not to be unreasonably withheld or delayed. The parties will cooperate in the settlement or defense and give each other full access to all relevant information.

(c.)	If the Indemnifying Party fails to (i) notify the Indemnified Party of the Indemnifying Party’s intent to take any action within 30 days after receipt of a notice of a Claim or (ii) proceed in good faith with the prompt resolution of the Claim, the Indemnified Party, with prior written notice to the Indemnifying Party and without waiving any rights to indemnification, including reimbursement of reasonable legal fees and legal costs, may defend or settle the Claim without the prior written consent of the Indemnifying Party. The Indemnifying Party will reimburse the Indemnified Party on demand for all Damages incurred by the Indemnified Party in defending or settling the Claim.

(d.)

Neither party is obligated to indemnify and defend the other with respect to a Claim (or portions of a Claim) if the Indemnified Party fails to promptly notify the Indemnifying Party of the Claim and fails to provide reasonable cooperation and

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information to defend or settle the Claim; and if, and only to the extent that, the failure materially prejudices the Indemnifying Party’s ability to satisfactorily defend or settle the Claim.

15.0	LIMITATION OF DAMAGES

NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INDIRECT, RELIANCE, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEPT:

(a.)	DAMAGES FOR WHICH A PARTY HAS AN OBLIGATION OF INDEMNITY UNDER THIS AGREEMENT;

(b.)	ANY GROSSLY NEGLIGENT, WILLFUL OR FRAUDULENT ACT OR OMISSION; OR

(c.)	ANY BREACH OF PROVISIONS RELATED TO CONFIDENTIAL INFORMATION OR THE EMBARQ MARKS.

CONSEQUENTIAL DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOST PROFITS, LOST REVENUES AND LOST BUSINESS OPPORTUNITIES, WHETHER THE OTHER PARTY WAS OR SHOULD HAVE BEEN AWARE OF THE POSSIBILITY OF THESE DAMAGES.

THE PARTIES AGREE THAT FOR ANY DAMAGES CLAIM, EXCEPT THOSE COVERED BY THE PARTIES’ INDEMNIFICATION OBLIGATIONS UNDER SECTION 14 AND ITS SUBSECTIONS ABOVE, EACH PARTY’S TOTAL LIABILITY WILL BE LIMITED TO [*].

16.0	INSURANCE

16.1	Required Insurance Coverage.

Supplier will obtain and maintain during the Term the following minimum insurance coverage:

(a)	Commercial general liability, including bodily injury, property damage, personal and advertising injury liability, and contractual liability covering operations, independent contractor and products/completed operations hazards, with limits of not less than $1,000,000 combined single limit per occurrence and $2,000,000 annual aggregate, naming Embarq as an additional insured;

(b)	Workers’ compensation as provided for under any workers’ compensation or similar law in the jurisdiction where work is performed with an employer’s liability limit of not less than $100,00 for bodily injury by accident and $500,000 for bodily injury by disease;

(c)	Umbrella/excess liability with limits of not less than $3,000,000 combined single limit per occurrence and annual aggregate in excess of the commercial general liability, business auto liability and employer’s liability, naming Embarq as an additional insured.

16.2	Certificates of Insurance.

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Supplier will obtain and maintain the required coverage with financially reputable insurers licensed to do business in all jurisdictions where work is performed under this Agreement. Upon Embarq’s request, Supplier will provide Embarq a certificate of insurance evidencing that all the required coverages are in force and have been endorsed to provide that no policy will be canceled without first giving Embarq 30 days’ prior written notice. All policies will be primary to any insurance or self insurance Embarq may maintain for acts or omissions of Supplier or anyone for whom Supplier is responsible. Upon request, Supplier will include copies of relevant endorsements or policy provisions with the required certificate of insurance.

17.0	AUDIT RIGHTS

17.1	Records Maintenance.

Each party will maintain complete auditable records of all financial and non-financial transactions relating to this Agreement for a period of at least 3 years after the termination or expiration of this Agreement. Each party (the “Audited Party”), will provide access to the other party (the “Auditing Party”), its internal and external auditors, inspectors and regulators, not more than once per calendar year during regular business hours, to sites where either Audited Party or any of its subcontractors are providing Services, to personnel, and to data, books, accounts and records relating to this Agreement for any reasonable business purpose, including audits, examinations and inspections relating to (a.) the accuracy of charges and invoices, (b.) Audited Party’s compliance with applicable laws or regulations, (c.) Audited Party’s compliance with the terms of this Agreement, (d.) Audited Party’s compliance with safety and security procedures with respect to its facilities, if any, and Embarq Data, and (e.) the conduct of Audited Party’s operations and procedures. Such audit shall not unreasonably disrupt business operations of the Audited Party.

17.2	Procedures.

Each party will provide Audited Party with at least 30 days’ notice of an audit. Audited Party will make the information reasonably required to conduct the audit available on a timely basis and assist Auditing Party and its internal or external auditors as reasonably necessary. Audited Party will not be responsible for Auditing Party’s expenses incurred for an audit unless the audit discloses an over-billing (with respect to Supplier) or an under-payment (with respect to Embarq) in excess of 5% during the period covered by the audit, in which case Audited Party will pay for the entire cost of the audit, except in the circumstances of an Supplier audit of Embarq and any underpayment is the result of Supplier’s invoicing error, in which case the Supplier will pay for the audit. To the extent such examination discloses an over-billing or underpayment, Audited Party will reimburse the Auditing Party for such discrepancy. Such amount shall be reconciled with the next invoice.

18.0	DISPUTE RESOLUTION

18.1	Option to Negotiate Disputes.

The parties may, but are not obligated to, resolve any issue, dispute, or controversy arising out of or relating to this Agreement using the procedures in this Section. Any party may give the other party

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notice of any dispute not resolved in the normal course of business. Within 10 days after delivery of the notice, representatives of both parties may meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute by the respective representatives of both parties within the time frames and escalation process set forth below:

	Embarq (Name/Title)	Supplier (Name/Title)
Within 10 days
Within 20 days
Within 30 days

If either party intends to have an attorney attend a meeting, it will notify the other party at least 2 business days before to the meeting to enable the other party to also be accompanied by an attorney. All negotiations pursuant to this Section are confidential and will be treated as compromise and settlement negotiations for purposes of evidentiary rules.

18.2	Continuing Performance.

Supplier will continue performance during the pendency of any dispute, unless either party terminates this Agreement for cause.

18.3	Jury Waiver; Arbitration.

EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION ARISING AMONG THE PARTIES UNDER THIS AGREEMENT OR OTHERWISE RELATED TO THIS AGREEMENT, WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR OTHERWISE.

If the jury waiver is held to be unenforceable, the parties agree to binding arbitration for any dispute arising out of this Agreement or any claim arising under any federal, state or local statutes, laws, or regulations. The arbitration will be conducted by and in accordance with the arbitration rules promulgated under the Judicial Arbitration and Medication Services (“JAMS”). To the extent that the provisions of this Agreement and the prevailing rules of JAMS conflict, the provisions of this Agreement will govern. The arbitration decision will be final and binding on the parties, and the decision may be enforced by either party in any court of competent jurisdiction.

The agreement of each party to waive its right to a jury trial will be binding on its successors, assignees and Divested Affiliates.

18.4	Legal Fees.

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The prevailing party in any arbitration or lawsuit will be entitled to reasonable legal fees and costs, including reasonable expert fees and costs.

19.0	SUPPLIER DIVERSITY

19.1	Embarq’s Supplier Diversity Policy.

Embarq’s supplier diversity policy requires that Certified Diverse Suppliers will have the maximum practicable opportunity to participate in providing Deliverables and Services to the fullest extent consistent with efficient performance of this Agreement. “Certified Diverse Supplier” means a supplier that has been certified by a qualified independent third party agency as a “service-disabled veteran-owned small business concern,” a “HUBZone small business concern,” a “small disadvantaged business concern,” a “women-owned small business concern” or a small business concern that is controlled by one or more “socially and economically disadvantaged individuals,” as those terms are used in 48 C.F.R. 2.101 or 13 C.F.R. 124.1003.

19.2	Registration.

Before the Effective Date, Supplier must register at the following Embarq website: www.Embarq.com\supplierregistration. A list of agencies that Embarq deems to be qualified independent third party agencies for certification purposes can be found at this website.

19.3	Supplier Diversity Schedule.

If Supplier expects to receive [*] or more from Embarq under this Agreement, Supplier agrees to make commercially reasonable efforts to comply with the terms and conditions of Schedule B. Embarq may issue a notice of material breach to Supplier if Supplier intentionally and knowingly fails to make a commercially reasonable good faith effort to meet its diversity requirement set forth in this Section 19.3 or Schedule B.

20.0	GENERAL

20.1	Notices.

Notices provided under this Agreement must be in writing and delivered by (i) certified mail, return receipt requested, (ii) hand delivered, (iii) facsimile with receipt of a “Transmission OK” acknowledgment, (iv) e-mail, or (v) delivery by a reputable overnight carrier service (in the case of delivery by facsimile or e-mail the notice must be followed by a copy of the notice being delivered by a means provided in (i), (ii) or (v)). The notice will be deemed given on the day the notice is received. In the case of notice by facsimile or e-mail, the notice is deemed received at the local time of the receiving machine, and if not received, then the date the follow-up copy is received. Notices must be delivered to the following addresses or at such other addresses as may be later designated by notice:

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[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Embarq:	Supplier:
Embarq	Synacor, Inc.
Attn: [*]
Fax:	40 La Riviere Drive, Suite 300
Buffalo, NY 14202
Fax: 716-332-0081

With a copy to: Embarq Law Department Director, Procurement Law Group [*]	With a copy to: Synacor, Inc. Attn: Chief Financial Officer 40 La Riviere Drive, Suite 300 Buffalo, NY 14202 Fax: 716-332-0081

20.2	Business Conduct Code.

Supplier agrees to conduct business with Embarq in an ethical manner that is consistent with The Embarq Principles of Business Conduct for Consultants, Contractors, and Suppliers, which Supplier acknowledges has been provided to Supplier as a reference.

20.3	Assignment.

Neither party may assign its rights or delegate its obligations under this Agreement in whole or in part without the other party’s prior written consent, except that either party (without consent) may assign its rights and obligations hereunder to any of its affiliates or to any successor to all or substantially all of its business that concerns the subject matter of this Agreement (whether by sale of equity or assets, merger, consolidation or otherwise). This Agreement is binding on and enforceable by each party’s permitted successors and assignees. Any assignment in violation of this Section is null and void.

20.4	Independent Contractor.

Supplier and Supplier Personnel are independent contractors for all purposes and at all times. Supplier has the responsibility for, and control over, the methods and details of performing Services. Supplier will be responsible for the compensation, discipline and termination of Supplier Personnel. Supplier is responsible for the payment of all Supplier Personnel Compensation. Neither Supplier nor Supplier Personnel have any authority to act on behalf of, or to bind Embarq to any obligation. “Supplier Personnel Compensation” means wages, salaries, fringe benefits and other compensation, including contributions to any employee benefit, medical or savings plan and all payroll taxes and unemployment compensation benefits, including withholding obligations.

20.5	Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES ARE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES. EVEN IF DELAWARE ADOPTS THE UNIFORM COMPUTER INFORMATION TRANSACTION ACT (UCITA), UCITA WILL NOT GOVERN OR BE USED TO INTERPRET AGREEMENT PROVISIONS. FURTHER, THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE

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[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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INTERNATIONAL SALE OF GOODS (UNCISCG) DOES NOT APPLY TO THIS AGREEMENT.

20.6	Waiver and Severability.

The waiver of a breach of any term or condition of this Agreement will not constitute the waiver of any other breach of the same or any other term. To be enforceable, a waiver must be in writing signed by a duly authorized representative of the waiving party. If any provision of this Agreement is held to be unenforceable, the remaining provisions will remain in effect and the parties will negotiate in good faith a substantively comparable enforceable provision to replace the unenforceable provision.

20.7	Survival.

The following sections will survive expiration or termination of this Agreement for any reason: Compensation, Invoicing, Contractual Liability, Effect of Termination, Warranty Disclaimer, Service and Deliverable Warranties (only for the period stated therein), Confidential Information, Ownership, Indemnity, Limitation of Damages, Audit Rights, Dispute Resolution, Governing Law, and Marks.

20.8	Marks.

Except as otherwise provided in an Order, nothing in this Agreement grants either party the right to use any trademarks, trade names or logos proprietary to the other party. If either party is granted a right to use such marks, such party will do so only in strict compliance with such Order.

20.9	Remedies.

All rights and remedies of the parties, under this Agreement, in law or at equity, are cumulative and may be exercised concurrently or separately. The exercise of one remedy will not be an election of that remedy to the exclusion of other remedies.

20.10	Federal Acquisition Regulations; Executive Order 11246.

(a.)	If Embarq or the Federal government determines that an Order supports specific requirements included in a contract or subcontract between Embarq and the federal government, Supplier will be subject to certain federal acquisition regulations, such as requirements related to equal opportunity and affirmative action for Vietnam era veterans, and Executive Order 11246. Supplier will comply with the applicable laws as soon as it receives notice from Embarq or otherwise learns of its obligations under the applicable laws. Supplier will be subject only to those laws that must be included in all subcontracts as a matter of law.

(b.)

In accordance with the Department of Justice (DOJ) Information Technology (IT) security policies set forth in DOJ Order 2640.2D dated July 12, 2001, Supplier will ensure that no foreign nationals perform any Services under this Agreement or a related Order that involve direct or indirect access to, or development, operation,

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management or maintenance of DOJ IT systems. DOJ IT systems include, without limitation, information technology systems, hardware, software and media that store, process or transmit classified and unclassified information as well as operating systems of Federal agencies that interface with the DOJ IT systems. A foreign national is anyone who is not a U.S. citizen and includes lawful permanent resident aliens. Embarq will notify Supplier in writing of Supplier’s obligations and the Order to which the law applies.

20.11	Construction.

This Agreement will not be construed against either party due to authorship. Except for the indemnification rights and obligations in this Agreement, nothing in this Agreement gives anyone, other than the parties and any permitted assignees, any rights or remedies under this Agreement.

20.12	Entire Agreement; Modifications; Inconsistencies.

This Agreement and any attachments constitute the entire agreement of the parties as to the subject matter of this Agreement and the Orders, and supersede all prior or contemporaneous agreements, proposals, discussions or correspondence, whether written or oral. This Agreement and any attachment or Order may not be amended or modified except in writing signed by an authorized representative of each party. Any terms on Supplier’s web site, product schedule or other ordering document, or contained in any “shrinkwrap” or “clickwrap” agreement, will not have force or effect if the provision conflicts with the terms of this Agreement, the attachments or Orders. If an inconsistency exists between the terms of this Agreement, and the terms of any attachment or Order, the terms of the attachment or Order will control, except preprinted terms and conditions appearing in any purchase order will have no force and effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution of a facsimile copy shall have the same force and effect as execution of an original, and a facsimile signature shall be deemed an original and valid signature.

(Remainder of page is blank. Signature on following page.)

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SIGNED:

EMBARQ MANAGEMENT COMPANY	SYNACOR, INC.

/s/ David Platt	/s/ Frank J. Codella
(signature)	(signature)
Print Name: David Platt	Print Name: Frank J. Codella
Title: VP- Procurement	Title: Vice President & Sales
Date: 12/04/06	Date: 11/27/04

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SCHEDULE A

During the Initial Term, services performed by Supplier for Embarq that are not specified in an Order shall be billed at a rate not to exceed [*] per hour (“Billable Rate”). Supplier may increase the Billable Rate for any Renewal Term by no more than [*] upon mutual agreement of the Parties.

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[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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SCHEDULE B

SUPPLIER DIVERSITY

Supplier will use commercially reasonable good faith efforts to meet a Utilization Requirement of 3%, either annually, or if this Agreement is for a specific term, over the term of this Agreement. The “Utilization Requirement” will consist of socially and economically disadvantaged small business concerns, women small business concerns, and service-disabled veteran-owned small business concerns. Embarq reserves the right to review this requirement and monitor the supplier’s progress annually. Embarq may assist Supplier in tracking and preparing reports with respect to the Utilization Requirement.

For the sake of clarity, commercially reasonable good faith efforts does not include any requirement that Supplier hire any consultant or employee to supervise and/or manage the foregoing efforts, produce any reporting without specific request from Embarq, or require more than a commercially reasonable amount of time for report preparation when specifically requested by Embarq no more than twice per calendar year during the term.

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Schedule C

Change in Control Defined

For purposes of this Agreement, a “Change in Control” of an entity means the occurrence of any of the following events:

(i)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of securities entitled to vote generally in the election of directors (“Voting Stock”)), in one or a series of related transactions, of all or substantially all of the properties or assets of such Party and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than such Party or a wholly-owned affiliate of such Party;

(ii)	the consummation of any transaction or series of related transactions (including any merger or consolidation) resulting in any person becoming the beneficial owner (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of such Party’s Voting Stock (measured by voting power rather than number of shares); or

(iii)	a merger, consolidation or reorganization with respect to which all or substantially all of the individuals and entities who were the beneficial owners of such Party’s Voting Stock immediately prior to such merger, consolidation or reorganization do not, following such merger, consolidation or reorganization, beneficially own, directly or indirectly, more than 50% of the Voting Stock resulting from such merger, consolidation or reorganization.

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